UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 24, 2016

IRON MOUNTAIN INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-13045	23-2588479
(Commission File Number)	(IRS Employer Identification No.)

One Federal Street, Boston, Massachusetts	02110
(Address of Principal Executive Offices)	(Zip Code)

(617) 535-4766

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                                        Other Events.

Proposed Debt Offering

On May 24, 2016, Iron Mountain Incorporated, or Iron Mountain, and Iron Mountain US Holdings, Inc., or the Subsidiary Issuer, and together with Iron Mountain, the Issuers, announced a proposed private offering of $500.0 million in aggregate principal amount of Senior Notes due 2021 issued by Iron Mountain, or the Parent Notes, and $250.0 million in aggregate principal amount of Senior Notes due 2026 issued by the Subsidiary Issuer, or the Subsidiary Notes, and together with the Parent Notes, the Notes. The Parent Notes will be guaranteed by Iron Mountain’s subsidiaries which guarantee each series of Iron Mountain’s existing notes, including the Subsidiary Issuer, and the Subsidiary Notes will be guaranteed by Iron Mountain and the other subsidiary guarantors of the Parent Notes. The Issuers expect to use the net proceeds from the offering of the Notes, together with cash on hand and borrowings under Iron Mountain’s revolving credit facility, to repay the bridge loan facility related to Iron Mountain’s acquisition of Recall Holdings Limited, or Recall. The exact terms and timing of the offering will depend upon market conditions and other factors. A copy of Iron Mountain’s press release announcing the proposed offering is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The Notes are being offered only to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended, or the Securities Act, and outside the United States pursuant to Regulation S under the Securities Act. The Notes will not be registered under the Securities Act or under any state securities law, and may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

This Current Report on Form 8-K, or this Current Report, shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Divestments Resulting from the Recall Transaction

As more fully discussed in Note 4 to Notes to Consolidated Financial Statements in Iron Mountain’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, filed with the SEC on April 28, 2016, or the First Quarter Report, Iron Mountain agreed to make certain divestments in order to address competition concerns raised by regulatory authorities in Australia, the United States and Canada, or the Divestments, and that have been raised in the United Kingdom, or the U.K., in respect of Iron Mountain’s previously disclosed acquisition of Recall pursuant to the Scheme Implementation Deed, as amended, with Recall, or the Recall Transaction.  The following supplements and updates the summary of the Divestments contained in the First Quarter Report.

Initial U.S. Divestments

On May 4, 2016, Iron Mountain completed the sale of certain records and information management facilities in the United States, or the Access Transaction, to Access CIG, LLC, or Access, a privately held provider of information management services throughout the United States, as required by the U.S. Department of Justice, or the DOJ, in connection with the DOJ’s approval of the Recall Transaction.

In the Access Transaction, Iron Mountain sold to Access certain U.S. records and information management assets formerly owned by Recall, including all associated tangible and intangible assets, in the following 13 U.S. cities: Buffalo, New York; Charlotte, North Carolina; Detroit, Michigan; Durham, North Carolina; Greenville/Spartanburg, South Carolina; Kansas City, Kansas/Missouri; Nashville, Tennessee; Pittsburgh, Pennsylvania; Raleigh, North Carolina; Richmond, Virginia; San Antonio, Texas; Tulsa, Oklahoma; and San Diego, California, or the Initial U.S. Divestments. The total consideration for the Initial U.S. Divestments is approximately $80.0 million, subject to adjustments. Iron Mountain received cash sales proceeds of approximately $55.0 million upon the closing of the Access Transaction, and is entitled to receive up to $25.0 million of cash proceeds on the 27 month anniversary of the closing of the Access Transaction, based on revenues generated by the Initial U.S. Divestments following closing.

In addition to the Initial U.S. Divestments, Iron Mountain is required by the DOJ to divest Recall’s records and information management facility in Seattle, Washington and certain of Recall’s records and information management facilities in Atlanta, Georgia, including in each case associated tangible and intangible assets, or the Seattle/Atlanta Divestments. Iron Mountain is in discussions with potential buyers for the Seattle/Atlanta Divestments.

CMA Review

On January 14, 2016, the U.K. Competition and Markets Authority, or the CMA, referred the Recall Transaction for further investigation and report by a group of CMA panel members. The investigation and report, or the CMA Review, would, among other things, determine whether the Recall Transaction may be expected to result in a substantial lessening of competition within the relevant U.K. markets. The statutory deadline for completion of the CMA Review is June 29, 2016. On March 30, 2016, the CMA announced its conditional consent for the Recall Transaction prior to the CMA’s issuance of its final decision following the CMA Review, or the CMA Consent.

On May 4, 2016, the CMA published its provisional findings, indicating that the Recall Transaction is not expected to result in any substantial lessening of competition outside of North-East Scotland.  The provisional findings state that the Recall Transaction may result in a substantial lessening of competition in the supply of records management and information management services (including records management and physical offsite data protection services) in the Aberdeen and Dundee areas of Scotland, or the Scotland Affected Areas.  In addition to the provisional findings, the CMA published a notice of possible remedies which outlines potential ways to address the competition concerns identified in the provisional findings, including potential divestitures in the Scotland Affected Areas.  Assuming the provisional findings were implemented, Iron Mountain expects to be required to divest assets in the Scotland Affected Areas accounting for approximately $5.0 million in annual revenue, or approximately $300,000 of annual operating income. As the findings are provisional and not yet final, any potential divestitures required in the U.K. are not known and the unaudited pro forma consolidated financial information described below does not give effect to any such divestitures.

Pursuant to the CMA Consent, Iron Mountain and Recall have agreed to place the entire Recall business located in the U.K. in a hold separate arrangement until the conclusion of the CMA Review (currently anticipated for June 29, 2016) and any subsequent period that might be required for the final implementation of any remedies that may be ordered by the CMA, or the Hold Separate Period. In addition, during the Hold Separate Period, Iron Mountain has agreed to preserve Recall’s entire U.K. business as a separate and independent viable going concern, and to keep Recall’s entire U.K. business operationally and financially separate from Iron Mountain’s business as it existed prior to the closing of the Recall Transaction.

Proceeds from the Divestments

Iron Mountain estimates it will receive proceeds of approximately $220.0 million from the Divestments and the divestitures in the Scotland Affected Areas, and Iron Mountain anticipates using the net proceeds to repay outstanding borrowings under its revolving credit facility and ultimately to reinvest those proceeds in its business.

Pro Forma Financial Information

Iron Mountain is filing with this Current Report an unaudited pro forma consolidated balance sheet of Iron Mountain as of March 31, 2016, and the unaudited pro forma consolidated statements of operations of Iron Mountain for the three months ended March 31, 2016 and the year ended December 31, 2015, each of which will be included in the preliminary offering memorandum in connection with the offering of the Notes. The unaudited pro forma consolidated balance sheet combines the consolidated balance sheets of Iron Mountain and Recall as of March 31, 2016 and gives effect to (1) the Recall Transaction; (2) the initial financing of the Recall Transaction; (3) the Divestments; (4) the integration of a portion of Recall’s operations into Iron Mountain’s structure as a real estate investment trust for U.S. federal income tax purposes, and (5) the proposed offering and the application of the net proceeds therefrom and borrowings under Iron Mountain’s revolving credit facility and cash on hand as described above, or collectively, the Pro Forma Transactions, as if these had been completed on March 31, 2016. The unaudited pro forma consolidated statements of operations combine the historical results of Iron Mountain and

Recall for the three months ended March 31, 2016 and the year ended December 31, 2015 and give effect to the Pro Forma Transactions as if these occurred on January 1, 2015.

Item 9.01.                                        Financial Statements and Exhibits.

(b)   Pro Forma Financial Information

The unaudited pro forma consolidated balance sheet of Iron Mountain as of March 31, 2016 and the unaudited pro forma statements of operations of Iron Mountain for the three months ended March 31, 2016 and the year ended December 31, 2015 and the notes related thereto, each of which will be included in the preliminary offering memorandum in connection with the offering of the Notes, are filed as Exhibit 99.2 hereto.

(d)  Exhibits

99.1                        Press Release dated May 24, 2016. (Filed herewith.)

99.2                        Pro Forma Balance Sheet (Unaudited) of Iron Mountain as of March 31, 2015 and Pro Forma Statements of Operations (Unaudited) of Iron Mountain for the three months ended March 31, 2016 and the year ended December 31, 2015, and notes thereto, each of which will be included in the preliminary offering memorandum in connection with the offering of the Notes. (Filed herewith.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRON MOUNTAIN INCORPORATED

By:	/s/ Ernest W. Cloutier
Name:	Ernest W. Cloutier
Title:	Executive Vice President and General Counsel

Date: May 24, 2016